Exhibit 99.2

The Sago Mine Fund

NEW YORK, Jan. 4 /PRNewswire/ — International Coal Group Chairman Wilbur L. Ross said that the Sago Mine Fund, announced earlier today, established a toll free call-in number for public contributions. The number is 1-800-811-0441.

SOURCE International Coal Group